UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2026

Trinseo PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36473	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 East Swedesford Road, Suite 301,

Wayne, Pennsylvania 19087

(Address of principal executive offices, including zip code)

(610) 240-3200

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on which registered
Ordinary Shares, par value $0.01 per share	TSE	New York Stock Exchange*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*On March 2, 2026, Trinseo PLC received notice from the New York Stock Exchange that it would commence proceedings to delist the Company’s ordinary shares.

EXPLANATORY NOTE

Update on Discussions with Financial Stakeholders

As previously disclosed, Trinseo PLC (the “Company,” “we” or “us”) has been engaged in discussions with its financial stakeholders to review potential alternatives regarding its capital structure, including refinancings, exchange offers, consent solicitations, the issuance of new indebtedness, amendments to the terms of existing indebtedness, and/or other transactions. In connection with these discussions, the Company previously elected to utilize contractually-available grace periods for the payment of interest under certain of its debt agreements. This Current Report on Form 8-K provides an update on those discussions, including the Company’s entry into certain amendments and limited waivers with lenders under certain of its credit facilities, and the Company’s election not to make certain interest payments upon the expiration of the grace period for payment of interest under the Company’s Senior Credit Agreement and 2L Notes Indenture (each, as defined below). The Company intends to continue discussions with its financial stakeholders regarding its capital structure.

ITEM 7.01 Regulation FD Disclosure.

Amendments and Limited Waivers

On March 19, 2026, the Company and certain of its subsidiaries entered into amendments and limited waivers (collectively, the "Limited Waivers") with lenders under certain of the Company's credit facilities.

Trinseo Luxco S.à r.l. ("Trinseo Luxco"), Trinseo Holding S.à r.l. ("Trinseo Holding"), and Trinseo Materials Finance, Inc. (together with Trinseo Holding, the "Borrowers"), entered into amendments and limited waivers under the Company's super-priority revolving credit facility dated January 17, 2025 (as amended, the "SuperPriority Revolver") and the Credit Agreement dated as of September 6, 2017 (as amended, the "Senior Credit Agreement"). Trinseo NA Finance LLC, Trinseo LuxCo Finance SPV S.à r.l. ("LuxCo Finance SPV"), and Trinseo NA Finance SPV LLC entered into an amendment and limited waiver under the Credit Agreement dated as of September 8, 2023 (as amended, the "Refinance Credit Agreement"). Trinseo Ireland Global IHB Limited, Trinseo Holding and Styron Receivables Funding Designated Activity Company entered into an amendment and limited waiver under the Company's accounts receivable securitization facility (the "Accounts Receivable Securitization Facility").

Pursuant to the Limited Waivers, the requisite lenders under each facility agreed to, among other things, temporarily waive certain acceleration and collateral enforcement rights and remedies (until April 30, 2026 under the SuperPriority Revolver, Senior Credit Agreement, and Refinance Credit Agreement, and until April 2, 2026 under the Accounts Receivable Securitization Facility) as a result of the nonpayment of interest or principal beyond applicable grace periods under the Senior Credit Agreement, Refinance Credit Agreement, and the indenture governing LuxCo Finance SPV's 7.625% second lien secured notes due 2029 (the "2L Notes" and such indenture, the "2L Notes Indenture"), and other related notice and cross-defaults. In addition, an amendment to the SuperPriority Revolver removed the anti-cash hoarding provisions and minimum liquidity financial covenant thereunder. In connection with certain of the Limited Waivers, the borrowers thereunder agreed to pay consent fees in-kind to certain lenders.

Expiration of Interest Payment Grace Periods; Events of Default; Intercreditor Agreement

On March 19, 2026, following the lapse of the 30-day grace period, LuxCo Finance SPV elected not to make scheduled interest payments due under the 2L Notes Indenture in the amount of approximately $10 million. On March 19, 2026, following the lapse of the contractual grace period, the Borrowers also elected not to make a scheduled interest payment due under the Senior Credit Agreement in the amount of approximately $12 million. The decisions not to make such interest payments were made in connection with the Company’s ongoing discussions with its financial stakeholders regarding its capital structure.

Such non-payments constitute events of default under the 2L Notes Indenture and the Senior Credit Agreement, and cross-defaults under our SuperPriority Revolver, Refinance Credit Agreement and Accounts Receivable Securitization Facility. As of the date of this Current Report on Form 8-K, no notice or declaration of acceleration has been made with respect to the 2L Notes or the Senior Credit Agreement, and the Limited Waivers temporarily waive the related enforcement rights of the lenders under the Senior Credit Agreement, SuperPriority Revolver, Refinance Credit Agreement and Accounts Receivable Securitization Facility. The holders of the 2L Notes are also subject to the terms of an intercreditor agreement, pursuant to which such noteholders are prohibited from enforcing any collection action against the collateral securing the 2L Notes for a period of 180 days following any acceleration of the obligations under the 2L Notes indenture upon an event of default.

The information under this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Cautionary Note on Forward Looking Statements

This Current Report may contain forward-looking statements including, without limitation, statements concerning plans, objectives, goals, projections, forecasts, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts or guarantees or assurances of future performance. Forward-looking statements may be identified by the use of words like “expect,” “anticipate,” “believe,” “intend,” “forecast,” “outlook,” “will,” “may,” “might,” “see,” “tend,” “assume,” “potential,” “likely,” “target,” “plan,” “contemplate,” “seek,” “attempt,” “should,” “could,” “would” or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on the Company’s current expectations and assumptions regarding its business, the economy, its current indebtedness, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Factors that might cause future results to differ from those expressed by the forward-looking statements include, but are not limited to, outcome of discussions with our financial stakeholders regarding our capital structure; our ability to successfully restructure our indebtedness through an in-court or out-of-court process; our ability to obtain necessary waivers, consents or amendments from our lenders; our ability to successfully execute our overall business and transformation strategy; increased costs or disruption in the supply of raw materials; deterioration of our credit profile limiting our access to commercial credit; compliance with laws and regulations impacting our business; conditions in the global economy and capital markets; our current and future levels of indebtedness and ability to service our debt; our ability to meet the covenants under our existing indebtedness; our ability to generate cash flows from operations; our ability to successfully implement and complete proposed restructuring initiatives and to successfully generate cost savings through such initiatives; and those discussed in our Annual Report on Form 10-K, under Part I, Item 1A —”Risk Factors” and elsewhere in our other reports, filings and furnishings made with the U.S. Securities and Exchange Commission from time to time. As a result of these or other factors, the Company’s actual results, performance or achievements may differ materially from those contemplated by the forward-looking statements. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this Current Report are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

ITEM 9.01	Exhibits.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINSEO PLC

	By:	/s/ David Stasse
	Name:	David Stasse
	Title:	Executive Vice President and Chief Financial Officer

Date: March 19, 2026